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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               DIGENE CORPORATION
                            (A DELAWARE CORPORATION)

                             ----------------------


                                   ARTICLE I

                                    OFFICES

         1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation or at such other location in the State of Delaware to which the registered office shall be changed by action of the Board of Directors.

         2. ADDITIONAL OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation.
If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed. The Board of Directors, in its sole discretion and as a condition precedent to the issuance thereof, may require the owner
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of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

         2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. In lieu thereof, it shall either pay in cash the fair value of fractions of a share, as determined by the Board of Directors, to those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a shareholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

         3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

         4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the





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record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to consent to corporate action shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law of the State of Delaware ("DGCL") confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation.

         6.      STOCKHOLDER MEETINGS.

                 (a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date and at the time as shall be designated from time to time by the directors and stated in the notice of the meeting.

                 (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.





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                 (c)      CALL.  Annual meetings may be called by the directors
or by any officer instructed by the directors to call the meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                 (d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited in the United States mail, postage prepaid. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                 (e) STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.





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                 (f)      CONDUCT OF MEETING.  Meetings of the stockholders
shall be presided over by one of the following officers in the order of seniority and if present and acting -- the Chairman of the Board, the Vice-Chairman of the Board, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman of the meeting to be chosen by the stockholders. The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by such presiding individual. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.
                 (g) PROXY REPRESENTATION. As set forth in the DGCL, every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                 (h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors or judges to replace any inspector or judge who fails to act. If an inspector or judge is not appointed, the person presiding at the meeting shall appoint one or more inspectors or judges to act at the meeting. Each inspector or judge, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges shall (i) determine the number of shares of stock outstanding and the voting power of each, (ii) determine the shares of stock represented at the meeting, (iii) determine the existence of a quorum, (iv) determine the validity and effect of proxies, (v) receive votes, ballots or consents, (vi) hear, determine and retain for a reasonable period of record of the disposition of any challenges made to any determination by the inspectors, (vii) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and (viii) do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors or judges may appoint or retain other persons or entities to assist the inspectors or judges in the performance of their duties.

                 (i) QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business, except as provided by statute or in the Certificate of Incorporation. If, however, such quorum shall not be present or represented





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at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 (j) VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder. Notwithstanding the foregoing, in the election of directors, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall so elect. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the DGCL.

                 (k) STOCKHOLDER PROPOSALS. To be properly brought before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by U.S. mail, postage prepaid, or by a nationally recognized overnight courier service to the Secretary of the Corporation not later than 120 days in advance of the anniversary date of the Corporation's proxy statement for the Corporation's annual meeting of stockholders in the previous calendar year. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

                 In the event that a stockholder attempts to bring business before an annual meeting without complying with the provisions of this section, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in





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accordance with the foregoing procedures, and such business shall not be transacted. The chairman of any annual meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this section.

                 No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section; provided, however, that nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

         7. STOCKHOLDER ACTION WITHOUT MEETINGS. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by the Board of Directors of the Corporation, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. The use of the phrase "whole Board" herein refers to the number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of not less than one nor more than ten persons. The number of directors constituting the whole Board may be increased or decreased from time to time by action of the Board of Directors.

         3. ELECTION AND TERM. Classes of directors shall be elected at the annual meeting of stockholders pursuant to the terms set forth in the Certificate of Incorporation and these Bylaws. Any director may resign at any time upon prior written notice to the Corporation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. In the case of newly created directorships, the class of each





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new directorship shall be set by a majority of the directors then in office, though less than a quorum. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Directors who are elected to fill vacancies and newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

         4. NOMINATION OF DIRECTORS. Nominations for the election of directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, 120 days in advance of the anniversary date of the Corporation's proxy statement for the Corporation's annual meeting of stockholders in the previous calendar year, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (i) the name and address under which the stockholder who intends to make the nomination appears on the Corporation's books and the name and address of the person or persons to be nominated; (ii) the class and number of shares of the Corporation's capital stock that are beneficially owned by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The Chairman of any such meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this paragraph.





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         5.      MEETINGS.

                 (a) TIME. The Board of Directors may hold regular meetings at such time as the Board shall fix, except that the first meeting of a Board with newly elected members shall be held as soon after the election as the directors may conveniently assemble.

                 (b) PLACE. Meetings shall be held at such place within or without the State of Delaware.

                 (c) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

                 (d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings. Notice given by telephone, telegram or similar means shall be delivered not less than twenty-four hours prior to the meeting. Notice given by U.S. mail shall be delivered not less than four days prior to the meeting. The notice of any special meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice of a special meeting shall be waived by any director who signs a written waiver of such notice before or after the time stated therein or who attends such special meeting.

                 (e) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place without notice other than announcement at the meeting, until a quorum is present. Except where the DGCL may require a greater number, the act of the Board shall be the act by the affirmative vote of a majority of the directors present at a meeting, a quorum being present.

                 (f) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and if present and acting, or any other director chosen by the Board, shall preside.

         6. REMOVAL OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, only for cause, by the holders of a majority of shares entitled to vote at an election of directors.

         7. ACTION IN WRITING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board or committee, as





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the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         8. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         9. TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.





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         10.     COMPENSATION OF DIRECTORS.  Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                    OFFICERS

         1. ELECTIONS; NUMBER; QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors, and shall include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and such other officers as the Board of Directors shall choose. The Board of Directors may, by resolution, create, increase, reduce or eliminate the number of offices to be filled by vice presidents, assistant vice presidents, assistant secretaries or assistant treasurers. The Board of Directors may choose such other officers and appoint such agents as it shall deem necessary who shall hold office for such terms and shall exercise such powers and perform such duties as the Board shall determine. Any two or more offices may be held by the same individual.

         2. ELECTION AND TERMINATION. The officers of the Corporation shall be chosen by the Board of Directors at the annual meeting of the Board following the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         3. SALARIES. The salaries of all corporate officers and agents shall be fixed from time to time as may be authorized by the Board of Directors. No officer shall be prevented from receiving such salary by reason of being a director.

         4.      (a)      CHAIRMAN OF THE BOARD.  The Chairman of the Board
shall be the chief executive officer of the Corporation and shall, in general, supervise, manage and control all of the business and affairs of the Corporation. He shall preside at all meetings of stockholders and at all meetings of directors and committees of directors at which he is present. He shall perform such other duties as usually pertain to the office or as may be designated by the Board of Directors.

                 (b) PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall perform such duties as may be assigned to him by the Board of Directors





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
or the Chairman of the Board. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, the President shall preside at all meetings of stockholders and at all meetings of directors and committees of directors at which he is present and shall perform the other duties of the Chairman of the Board. He shall perform such other duties as usually pertain to the office or may be designated by the Board of Directors.

                 (c) VICE PRESIDENT. Any Vice President shall perform such duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

                 (d) THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary or Assistant Secretaries shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders and directors in the minute book of the Corporation. He shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board, under whose supervision he shall be. He shall see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed. He shall have charge and custody of the seal of the Corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when as affixed, it may be attested by his signature.

                 (e) THE TREASURER AND ASSISTANT TREASURERS. The Treasurer and Assistant Treasurers shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall render a report and account of the transactions of the Corporation and of the financial condition of the Corporation whenever so required by the Board of Directors.

         5. RESIGNATIONS; REMOVAL; FILLING OF VACANCIES. Any officer may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board or President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer. Any officer may be removed at any time, either for or without cause, by action of the Board of Directors. Any vacancy in any office may be filled at any time by action of the Board of Directors.

         6. BONDING. Except as otherwise provided in the Certificate of Incorporation or the Bylaws, none of the officers, assistant officers or other employees, agents or representatives





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
of the Corporation shall be required to give bond unless the Board of Directors shall in its discretion require any such bond or bonds. Any bond so required shall be payable to the Corporation in such amount and with such conditions and security as the Board of Directors may require.

                                   ARTICLE V

                     INSTRUMENTS, DEPOSITS, CHECKS, PROXIES

         1. EXECUTION OF INSTRUMENTS. The Chairman of the Board, President or any Vice President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, subject to the control of the Board of Directors. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

         2. DEPOSITS. Funds of the Corporation may be deposited from time to time to the credit of the Corporation with such depositories as may be selected by the Board of Directors or by any committee, officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

         3. CHECKS, DRAFTS, ETC. All checks, bills of exchange and other orders for payment of money, promissory notes, acceptances or other evidences of indebtedness are to be signed by such officer or officers, employee or employees, agent or agents of the Corporation, and in such manner, as are authorized by resolution of the Board of Directors, or are authorized by any committee, officer or officers, employee or employees, of the Corporation to whom such power is delegated from time to time by the Board of Directors. To the extent authorized by the Board of Directors such signature or signatures may be facsimiles.

         4. PROXIES. Proxies to vote with respect to shares of stock of other Corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or any Vice President, or by any other person or persons thereunto authorized by the Board of Directors.


                                   ARTICLE VI

                                   DIVIDENDS

         1. DECLARATION. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         2. RESERVE. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII

                                 MISCELLANEOUS

         1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         2.      NOTICES.

                 (a) Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

                 (b) Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         3. AMENDMENT OF BYLAWS. These Bylaws may be altered, amended or repealed from time to time, and new Bylaws may be made and adopted by action of the stockholders or by action of the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors (if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting).

         4. SEAL. The corporate seal shall be a flat-faced circular die and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."


Amended by the Board of Directors on June 28, 1999.





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